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                                                                   EXHIBIT 10.02

                         SECOND AMENDMENT TO AMENDED AND
                     RENEGOTIATED CASINO OPERATING CONTRACT

         This renegotiation and amendment to the Amended and Renegotiated Casino Operating Contract (the "Second Amendment") is made and entered into on the 8th day of March, 2001 and shall become effective as of 11:59:59 PM March 31, 2001 (the "Effective Date"), conditioned upon and subject to the fulfillment and satisfaction of all of the "Suspensive Conditions" (as defined and set forth in Paragraph IV below) among the State of Louisiana by and through the Louisiana Gaming Control Board (the "Gaming Board") and Jazz Casino Company, L,L.C., a Louisiana limited liability company ("JCC") or the ("Casino Operator").

                                    RECITALS

         A. On October 30, 1998, the Gaming Board, JCC and Harrah's Jazz Company, a Louisiana general partnership (which has since dissolved in accordance with and as contemplated by the Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code filed by Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company) entered into the Amended and Renegotiated Casino Operating Contract (the "COC"). Effective as of October 19, 1999 the Gaming Board and JCC entered into a First Amendment to Amended and Renegotiated Casino Operating Contract (the "First Amendment"). As used herein, the COC and the First Amendment may be referred to herein collectively as the "Amended COC", and all capitalized terms used herein, and not otherwise defined herein, shall have the same meaning as such terms have in the Amended COC.

         B. On January 4, 2001, JCC and several related entities filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking relief under Chapter 11 of the United States Bankruptcy Code.

         C. JCC and its related entities have submitted a plan of reorganization in the bankruptcy proceedings of JCC and said related entities.

         D. Pursuant to R.S. 27:245 and other provisions of law, the Gaming Board and JCC have agreed to renegotiate and amend the Amended COC, subject to fulfillment and satisfaction of all of the Suspensive Conditions set forth in Paragraph IV below.

         NOW, THEREFORE, in consideration of the foregoing, the parties do hereby agree as follows:

         PARAGRAPH I.1 - AMENDMENTS

         (a) Section 1.3(b)(A)(i)(a)(2) is amended by deleting existing Section 1.3(b)(A)(i)(a)(2) in its entirety and substituting the following in its place and stead:

                  (2) permitting riverboats (other than a Permitted Riverboat [as defined below]) to conduct dockside

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                           gaming in Orleans Parish beyond the scope of R.S.
                           27:65(B)(1), as in effect January 1, 1997

                  (collectively, a "Change in State Law"); provided, however, a Change in State Law shall not include a change in State law authorizing at any time or from time to time one or more licensed riverboats or permanently moored riverboat vessels (as defined and authorized from time to time) to remain dockside or permanently moored and conduct dockside gaming or gaming while permanently moored beyond the scope of R.S. 27:65(B)(1), as in effect January 1, 1997, provided that, with respect to Orleans Parish, the authorization shall be limited to not more than one licensed riverboat or permanently moored riverboat vessel or barge at any time (either being a "Permitted Riverboat") which must be located on Lake Pontchartrain in Orleans Parish, and provided, further, that the authorization (as to Orleans Parish) includes the following prohibitions:

                           (A) a prohibition against a Permitted Riverboat conducting gaming activities in an area(s) exceeding thirty thousand (30,000) square feet in the aggregate,

                           (B) a prohibition against the owner or operator of a Permitted Riverboat participating directly or indirectly in the ownership, construction, operation or subsidization of any hotel of a size exceeding three hundred ninety-nine (399) guest rooms within a distance of one (1) mile from the berthing area of a Permitted Riverboat; and

                           (C) a prohibition against a Permitted Riverboat maintaining or offering for patron or public use on the vessel and at its terminal, berthing area and any hotel referred to above, more than eight thousand (8,000) square feet or restaurant facilities in the aggregate (exclusive of food operation and handling areas).

                           Any change in State law authorizing a Permitted Riverboat to remain dockside or permanently moored and conduct dockside gaming or gaming while permanently moored beyond the scope of R.S. 27:65(B)(1) as in effect January 1, 1997, and subject to the foregoing prohibitions, shall be a "Permitted Amendment."

         (b) Section 1.3(b)(A)(i)(c) is amended by deleting existing Section 1.3(b)(A)(i)(c) in its entirety and substituting the following in its place and stead:

                  (c) the Gaming Board and/or the State permitting riverboats (other than a Permitted Riverboat subject to the prohibitions set forth in Section 1.3(b)(A)(i)(a)(2)(A),(B) and

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         (C) of this Casino Operating Contract) to conduct gaming operations in the Parish of Orleans if the riverboats do not meet the requirements of R.S. 27:44(4) and 27:44(23)(c) and (d), as in effect January 1, 1997,
         or

         (c) Section 2.6 of the Amended COC is amended by deleting the existing
Section 2.6 in its entirety and substituting the following in its place and stead:

                  2.6 - "Approve," "Approves," "Approved," "Approval" mean, when used with respect to the Gaming Board that the Gaming Board shall have the right, prior to an action, to approve, confirm, uphold or grant permission with respect to the subject matter thereof. Appeals of the actions, decisions or orders of the Gaming Board, a hearing examiner or the Chairman, when exercising its duty or prerogative to Approve, shall be in accordance with the Louisiana Gaming Control Law. When the term "approve," "approves," "approved" or approval" is used without an initial capital "A," it shall mean the Gaming Board has contractual approval rights only. When the term "approve," "approves," "approved" or "approval" is used with an initial capital "A" it shall mean the Gaming Board has regulatory Approval rights.

         (d) Section 2.104 of the Amended COC is amended by deleting existing section 2.104 in its entirety and substituting the following in its place and stead:

                  2.104 - "LEASEHOLD MORTGAGE" means a mortgage on the Casino Operator's leasehold interest in the Casino Lease, including all immovable improvements so situated on the immovable property, including, but not limited to, a lien in favor of the Minimum Payment Guarantor, holders of any indebtedness pursuant to the Plan and/or the Revised Plan (including related collateral agents, trustees and their successors), the Lenders of financing to be obtained by the Casino Operator pursuant to the Plan and/or pursuant to the Revised Plan or any other creditor holding a Leasehold Mortgage. Every provision of a Leasehold Mortgage shall be subject to provisions of the Casino Act and this Casino Operating Contract.

         (e) Section 2.105 of the Amended COC is amended by deleting existing
Section 2.105 in its entirety and substituting the following in its place and stead:

                  2.105 - "LEASEHOLD MORTGAGEE" means the holder, from time to time, of a Leasehold Mortgage, including but not limited to the Minimum Payment Guarantor, holders of the new notes and new contingent notes issued pursuant to the Plan (and related collateral agents and related trustees and their successors), the Lenders of the financing to be obtained by or provided to the Casino Operator pursuant to the Plan or pursuant to the Revised Plan (and related collateral agents and related trustees and their successors), or any other creditor holding a Leasehold Mortgage. The Gaming Board shall have the right to Approve any Leasehold Mortgagee.

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         (f) Section 2.115 of the Amended COC is amended by deleting existing
Section 2.115 in its entirety and substituting the following in its place and stead:

                  2.115 - "MINIMUM PAYMENT" means the sum of Fifty Million Dollars ($50,000,000.00) for the Fiscal Year Beginning April 1, 2001 and Ending March 31, 2002; the sum of Sixty Million Dollars ($60,000,000.00) for every Fiscal Year thereafter and for the Last Fiscal Year, the Minimum Payment shall be the product of the Daily Payment (based on $60,000,000.00) and the number of Days in such Last Fiscal Year, which shall be the minimum payment which will be paid each Fiscal Year by the Casino Operator.

         (g) Article II "Definitions" is amended by adding Sections 2.152 through 2.155 as follows:

                  2.152 - "REVISED PLAN" means the confirmed Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, in consolidated Case Numbers 01-10086, 01-10087, 01-10088, 01-10089,
         and 01-10090 filed by JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. in the United States Bankruptcy Court, Eastern District of Louisiana.

                  2.153 - "REVISED PLAN FINANCING" means the closing of one or more transactions contemplated in the Revised Plan necessary to provide sufficient money to the Casino Operator in addition to the funds otherwise available to the Casino Operator to fund the Casino Bankroll and other necessary Casino Operating Expenses and other liabilities pursuant to the Revised Plan, including, without limitation, the new revolving line of credit to be obtained by the Casino Operator pursuant to the Revised Plan.

                  2.154 - "FOUR YEAR UNCONDITIONAL MINIMUM PAYMENT GUARANTY" shall have the meaning set forth in Section 25. 1 ("Minimum Payment Guaranty Requirements") as amended by this Second Amendment.

                  2.155 - "MINIMUM PAYMENT EXTENSION GUARANTY" shall have the meaning set forth in Section 25.1 ("Minimum Payment Guaranty Requirements") as amended by this Second Amendment.

         (h) Section 6.2(a) of the Amended COC is amended by deleting the same in its entirety and substituting the following in its place and stead:

                  6.2 LOUISIANA GROSS GAMING REVENUE SHARE PAYMENTS (a) PAYMENTS. In addition to the payment of the Initial Payment previously paid by HJC and as further consideration for rights granted to the Casino Operator pursuant to this COC, the Casino Operator shall pay an amount to the Gaming Board (the "Louisiana Gross Gaming Revenue Share Payments") to be calculated in the following manner:

                  Subject to the terms of the relief, if any, from payments set forth in Section 1.3(b), (c), (e), and (f), the Louisiana Gross Gaming Revenue Share Payments for each Fiscal Year from the

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         Casino shall be equal to the greater of (i) the Minimum Payment or (ii)
         21-1/2% of the Gross Gaming Revenues for each Fiscal Year, plus the additional override payments set forth below.

                  The Louisiana Gross Gaming Revenue Share Payments will increase and the Casino Operator will pay and will be obligated to pay an additional percentage of Gross Gaming Revenues as an override on Gross Gaming Revenues equal to the following:

                  (1) an additional 1-1/2% (in addition to 21-1/2%) on Gross Gaming Revenues in excess of $500,000,000 up to $700,000,000;

                  (2) an additional 3-1/2% (in addition to 21-1/2%) on Gross Gaming Revenues in excess of $700,000,000 up to $800,000,000;

                  (3) an additional 5-1/2% (in addition to 21-1/2%) on Gross Gaming Revenues in excess of $800,000,000 up to $900,000,000, and

                  (4) an additional 7-1/2% (in addition to 21-1/2%) on Gross Gaming Revenues in excess of $900,000,000.

                  For example, if the Casino Operator has Gross Gaming Revenues from the Casino of $750,000,000 in any Fiscal Year, the Louisiana Gross Gaming Revenue Share Payment, and the amount that the Casino Operator would owe (and would be obligated to pay) the Gaming Board, would be 21-1/2% of the first $500,000,000 in Gross Gaming Revenues, 23% of the next $200,000,000 in Gross Gaming Revenues above $500,000,000, and 25% of the next $50,000,000 in Gross Gaming Revenues above $700,000,000 for said Fiscal Year, or a total of $166,000,000.

         (i) Section 6.3(a) of the Amended COC is amended by deleting the same in its entirety and substituting the following in its place and stead:

         6.3(a) AMOUNT AND PAYMENT OF DAILY PAYMENT. The parties intend that at all times during each Fiscal Year, the Gaming Board shall be paid an amount not less than the Daily Payment times the number of Days that have elapsed to date in the Fiscal Year (the "Required Payments"), with a true-up for any Louisiana Gross Gaming Revenue Share Payments in excess of the Minimum Payment to occur at the end of each Fiscal Year in accordance with Section 6.3(c) - Monthly Report-Adjustments; provided, however, the Required Payments/Daily Payments shall be suspended if there is an Excusable Temporary Cessation of Business pursuant to Section 2.58(b) hereof (in no event to exceed six [6] months), or a business interruption insurance claim period pursuant to Section 15.3 - "Utilization of Insurance Proceeds". For the Fiscal Year ending March 31, 2002, the Daily Payment shall be shall be One Hundred Thirty-Six Thousand Nine Hundred Eighty-Six and 30/100 ($136,986.30). Thereafter, the amount of the Daily Payment in a non-leap Fiscal Year shall be the sum of $164,383.56, and the amount of the Daily Payment in a Fiscal Leap Year shall be the sum of $163,934.43. The Daily Payment shall be paid each Business Day on the terms provided in Section 6.5 - "Daily Deposits". The Daily Payment for each non-Business Day shall be

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carried forward without interest and paid on the next Business Day. The Casino
Operator shall be entitled to setoff against any Daily Payment to be paid directly into the Louisiana Casino Revenue Account, the amount of any Directed Payment actually paid to the Parish of Orleans and/or to the Compulsive and Problem Gaming Fund. Except as provided below in this paragraph, the Casino Operator waives and renounces any right to, and will not assert a claim for recovery of, the Three Million, One Hundred Twelve Thousand, Four Hundred Seventy-Seven and No/100 Dollars ($3,112,477.00) Payment Credit referred to in the First Amendment, and in particular the Casino Operator will have no right to set off (offset) against any payments to the State or Gaming Board all and/or any part of the $3,112,477.00 Payment Credit as provided in the First Amendment; provided, however, that to the extent that the Casino Operator actually pays to the State through the Gaming Board more than the required Minimum Payment in any Fiscal Year beginning on or after April 1, 2002, in making a true-up after the end of any such Fiscal Year (ending on or after March 31, 2003), the Casino Operator shall have the right to, and may, set off (offset) an amount during the Term in any one or more such Fiscal Years not to exceed the aggregate amount of the $3,112,477.00 Payment Credit, in accordance with making the true-up for any Louisiana Gross Gaming Revenue Share Payments in excess of the Minimum Payment to occur at the end of any such Fiscal Year in accordance with Section 6.3(c). Except as provided hereinabove in this Section 6.3(a) - Amount and Payment of Daily Payment, there shall be no abatement in, any right of offset, setoff or recoupment of, or any right to withhold or fail to pay the Daily Payment as required in Section 6.5-Daily Deposits.

         (j) Section 8.2 of the Amended COC is amended by deleting the last sentence of that section in its entirety and substituting the following sentence in its place and stead:

         In connection with the development of the Second Floor, the Casino Operator shall deliver a master plan for the initial build-out and leasing of the Second Floor, and any subsequent build-out, for the Gaming Board's approval based upon the terms of the Gaming Act, provided, however, the Casino Operator shall not seek and the Gaming Board shall not approve any use that targets, solicits or encourages persons under the age of twenty-one (21) to patronize business on the Second Floor.

         (k) Section 10.2 and Section 10.3 of the Amended COC are amended by deleting the same in their entirety and substituting the following in their place and stead:

                           10.2 FOOD AND RESTAURANT FACILITIES AND SERVICE. To
                  the extent permitted by State law, the Casino Operator shall be allowed to provide food and restaurant facilities in any non-gaming space in the Casino, either as owner/operator or as lessor of such facilities to third parties.

                           10.3 LODGING. To the extent permitted by State law,
                  except as provided below, the Casino Operator shall be allowed to offer lodging in any location, provided however, no lodging may be provided within the Casino (by the Casino Operator or any other Person), it being expressly agreed

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                  that lodging may be offered and provided by the Casino
                  Operator or its agents or designees in other facilities, even if those other facilities provide tunnels, walkways and other passageways for ingress and egress to and from the Casino to and from the other facilities.

         (l) Section 10.6 of the Amended COC is amended by deleting same in its entirety and substituting in its following place and stead:

                           10.6 PROHIBITED SALE OF CERTAIN PRODUCTS. The Casino
                  Operator shall comply with all Rules and Regulations concerning the sale of products within the Casino.

         (m) Section 14.8 of the Amended COC is amended by deleting the second to last sentence of that section in its entirety and substituting the following sentence in its place and stead:

         For purposes of this Section 14.8 "Business Interruption Insurance," the Gaming Board's interest in the proceeds of business interruption insurance for the Casino, (unless the Minimum Payment Obligations cease pursuant to Section 1.3 "Exclusive Contract"), shall be the amount of the required Daily Payment per day, minus (in each case) the amount of the Louisiana Gross Revenue Share Payments actually paid for the same period.

         (n) Section 20.2 of the Amended COC is amended by deleting the same in its entirety and substituting the following in its place and stead:

                  20.2 NOTICE; OPPORTUNITY TO CURE. The Casino Operator acknowledges and agrees that time is of the essence of this Casino Operating Contract and of the Casino Operator's observance and performance of its duties and obligations under this Casino Operating Contract. A default under any of subsections (b), (e), (f), (g), (h),
         (j), (k), (l), or (n) of Section 20.1 - "Events of Default" shall not be an Event of Default unless the Casino Operator fails to remedy the default within thirty (30) Days after Notice of Default by the Gaming Board (subject to such additional period for financial stability related issues as set forth in Section 9.5(e) - "Financial Stability" hereof); provided however, if the default is not susceptible with due diligence of being cured by the Casino Operator within thirty (30) Days and the Casino Operator commences to cure the default within thirty
         (30) Days of Notice of default and diligently and continuously prosecutes the cure to completion, then the thirty (30) Day period shall be extended for the period of time required to complete the cure. The occurrence of the events under subsections (a), (c), (d), (i), (m), or (o) of Section 20.1 - "Events of Default" shall constitute an Event of Default without any other notice or opportunity to cure. The occurrence of an event under subsection 20.1(p), being the failure to timely provide any required Minimum Payment Guaranty, including the failure to provide any required Minimum Payment Extension Guaranty on or before the "Renewal Date"(as defined in subsection 25.1(d) "Minimum Payment Extension Guaranty"), shall be an Event of Default and a Termination Event [as defined in Section 20.6(b)],
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         with no right (or opportunity) to cure, which termination shall be effective as set forth in Section 25.1(g).

         (o) Section 20.6(b) of the Amended COC is amended by deleting the same in its entirety and substituting the following in its place and stead:

                  20.6(b) TERMINATION OF CASINO OPERATING CONTRACT. The Casino Operator hereby agrees to the automatic termination, effective as provided in Section 25.1(g), of this Casino Operating Contract, including any rights to operate the Casino, if the Casino Operator fails timely to post the Minimum Payment Guaranty, including particularly any required Minimum Payment Extension Guaranty, on or before each Renewal Date pursuant to the requirements of this Casino Operating Contract (a "Termination Event"), and upon the occurrence of such Termination Event, this Casino Operating Contract shall be deemed terminated without further action, effective as provided in Section 25.1(g).

                  If any such Termination Event occurs and provided that (i) the Gaming Board has received the greater of (a) the Minimum Payment for the Fiscal Year ending on the effective date of the Termination Event and (b) the Louisiana Gross Gaming Revenue Share Payments for said Fiscal Year (plus any Late Payment interest, if any), no later than ten
         (10) days following the end of such Fiscal Year, and (ii) this Casino Operating Contract has been terminated, the State and the Gaming Board, except as provided below in this Section, shall not seek or assert an affirmative claim against the Casino Operator for additional Louisiana Gross Gaming Revenue Share Payments for the remaining balance of the Term of the terminated Casino Operating Contract.

                  Notwithstanding the above, nothing herein shall limit any claims of the Gaming Board for any Additional Charges or for Louisiana Gross Gaming Revenue Share Payments due and owing but not paid for a prior Fiscal Year and/or indemnity and/or contribution or limit the Gaming Board's right to assert such claims as a defense, offset and/or recoupment in any action or proceeding.

                  If any one or more of the Casino Operator, JCC Holding, HET, Harrah's Operating, the Casino Manager or any of their respective successors, or any of their controlled affiliates (as may be determined by the court of law in which the litigation is pending) institutes legal action against the Gaming Board and/or the State asserting any claims related to this Casino Operating Contract, or any such person(s) or entity(ies) assert that the Casino Operator has any continuing rights to operate the Casino, then the Gaming Board's remedy limitation set forth in this Section 20.6(b) shall not apply.

                  In addition, if the Casino Operator, other than as a result of an Excusable Temporary Cessation of Operations closes the Casino or ceases gaming operations and fails to reopen the Casino and resume gaming operations within seven (7) days of demand by the Gaming Board (to the Casino Operator) to reopen the Casino, at the option of the Gaming Board, this Casino Operating Contract

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         may be terminated (a "Termination Closure Event") without any further notice or demand and without any right of the Casino Operator or any Leasehold Mortgagees or any other Person to cure; provided however, the occurrence of such Termination Closure Event, and the termination of the Casino Operating Contract, shall not excuse the Casino Operator and/or any Minimum Payment Guarantor from making the required Minimum Payment and the Louisiana Daily Revenue Payment as provided in the Contract, which payments will be required to be paid as liquidated damages for the entire period of time during which any Minimum Payment Guaranty extends, namely the last day of any Covered Fiscal Year (being a Fiscal Year covered by a Minimum Payment Guaranty). It is further agreed that this Termination Closure Event will also be a "Termination Event" as referred to in Section 23.4 - "Opportunity to Cure".

         (p) Section 25.1 of the Amended COC is amended by deleting the same in its entirety and substituting the following, such that Section 25.1 "Rolling Minimum Payment Guaranty" is amended to read in its entirety as follows:

                  25.1 ROLLING MINIMUM PAYMENT GUARANTY

                           (a) Existing Guaranty Requirement. It is acknowledged
                  that the Initial Minimum Payment Guaranty substantially in the form of Exhibit H (to the COC) and the Unconditional Minimum Payment Guaranty for the Fiscal Year ending March 31, 2001 (the "2001 Guarantee"), substantially in the form of Exhibit I (to the COC), as required under the Casino Operating Contract have been timely posted, and the 2001 Guarantee remains in full force and effect, in accordance with its terms.

                           (b) Future Guaranty Requirements. Subject to earlier
                  expiration of the Minimum Payment Guaranty requirement pursuant to Section 25.1(i), for each Fiscal Year beginning April 1, 2001 and continuing throughout the entire Term (including any extension), the Casino Operator shall cause to be provided to the Gaming Board a letter of credit, surety arrangement or guaranty of the Minimum Payment, that shall as to form and substance and as to the Person providing such letter of credit, surety arrangement or guaranty, be subject to approval by the Gaming Board, (each such guaranty referred to herein as a "Minimum Payment Guaranty") and each such Person providing such Minimum Payment Guaranty (each a "Minimum Payment Guarantor") shall comply with this Section 25.1.

                           (c) Four Year Unconditional Guaranty. The Minimum
                  Payment Guaranty for the period from April 1, 2001 through March 31, 2005 shall be furnished by HET and Harrah's Operating and shall be substantially in the form of the Four Year Unconditional Minimum Payment Guaranty attached hereto as Exhibit "AA" and by this reference incorporated herein (the "Four Year Unconditional Minimum Payment Guaranty").

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                           (d) Minimum Payment Extension Guaranty. Subject to
                  earlier expiration of the Minimum Payment Guaranty requirement pursuant to Section 25.1(i), the Casino Operator shall cause to be provided to the Gaming Board on or before March 31, 2003 a Minimum Payment Guaranty to guarantee the Minimum Payment due to the Gaming Board for the Fiscal Year commencing April 1, 2005, and ending March 31, 2006. Additionally, throughout the Term (including any extension), prior to the end of each Fiscal Year after March 31, 2003 [March 31, 2003 and each anniversary thereof being a "Renewal Date"], the Casino Operator shall cause to be provided to the Gaming Board a Minimum Payment Guaranty for each succeeding third Fiscal Year after each Renewal Date (each such succeeding third Fiscal Year an "Extension Year"). The Minimum Payment Guaranty for each Extension Year shall be provided by a Person who shall be subject to prior approval (as to general suitability, and financial ability to perform) by the Gaming Board, and each such Minimum Payment Guaranty shall be substantially in the form of the Unconditional Minimum Payment Extension Guaranty attached hereto as Exhibit "BB" and by this reference incorporated herein, or in such other form as approved by the Gaming Board (the "Minimum Payment Extension Guaranty").

                           (e) Notice of Failure to Obtain A Minimum Payment
                  Extension Guaranty. The Casino Operator shall provide Notice to the Gaming Board if it has not procured any required Minimum Payment Extension Guaranty at least thirty (30) days prior to any Renewal Date.

                           (f) Default. If the Casino Operator shall have failed
                  to timely provide (on or before each Renewal Date) an approved Minimum Payment Extension Guaranty from an approved, Minimum Payment Guarantor [all of which approvals must occur prior to each Renewal Date], such failure (i) shall be an Event of Default and (ii) (as set forth in this Casino Operating Contract) shall also be a Termination Event.

                           It is understood that if, for example, the Casino
                  Operator fails to provide the required Minimum Payment Extension Guaranty for the Fiscal Year beginning April 1, 2005 and ending March 31, 2006 on or before the March 31, 2003 Renewal Date, then such an event shall automatically be a Termination Event.

                           (g) Termination After Failure to Provide a Minimum
                  Payment Extension Guaranty. If a Termination Event shall have occurred as a result of the Casino Operator's failure to obtain and post the required Minimum Payment Extension Guaranty on or before any Renewal Date, then this Casino Operating Contract shall automatically terminate effective at 12:00 Midnight as of March 31 of the last day of any "Covered Fiscal Year" (as defined below). For example, if the Casino Operator does not timely provide the Minimum Payment Extension Guaranty by March 31, 2003 (for the
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                  Fiscal Year beginning April 1, 2005 and ending March 31,
                  2006), then as the Four Year Unconditional Minimum Payment Guaranty extends through the last day of the Fiscal Year ending March 31, 2005, the Termination Event will be effective (and the termination of all rights to operate the Casino will automatically occur) as of 12:00 Midnight March 31, 2005.

                           (h) Scope of Minimum Payment Guarantor Liability. In
                  no event shall a Minimum Payment Guarantor be liable or responsible to the State and/or the Gaming Board for (i) any amount in excess of the difference between the Minimum Payment for any Fiscal Year(s) covered by its Minimum Payment Guaranty (a "Covered Fiscal Year") and the total of the Louisiana Gross Gaming Revenues Share Payments which have been paid to the Gaming Board for the Fiscal Year or Fiscal Years in which there is a Minimum Payment Default or (ii) any Daily Payments in any Fiscal Year after the expiration of its Minimum Payment Guaranty.

                           (i) Expiration of Minimum Payment Guaranty
                  Requirement. Notwithstanding anything to the contrary in this Casino Operating Contract, no further Minimum Payment Extension Guaranty shall be required if on any Renewal Date,
                  (i) Gross Gaming Revenues of the Casino Operator at the Casino for each of the two preceding Fiscal Years shall have exceeded Three Hundred Fifty Million Dollars ($350,000,000), (ii) the Casino Operator shall have made all Daily Payments during such two preceding Fiscal Years, without any drawings on any Minimum Payment Guaranty or any borrowings from, or any borrowings guaranteed by, any Minimum Payment Guarantor or such guarantor's affiliates during such two preceding Fiscal Years, and (iii) there shall have been no uncured default or Event of Default by the Casino Operator, including no uncured financial stability default by the Casino Operator pursuant to
                  Section 9.5(e) -"Financial Stability-Financial Stability Default" during such two preceding Fiscal Years.

         (q) Section 28.15 of the Amended COC is amended by deleting same in its entirety and substituting the following in its place and stead:

                  28.15 NO THIRD PARTY BENEFICIARY. Except as otherwise provided in Article XXIII - "Leasehold Mortgages" or Section 25.4(d) - "Reliance", there shall be no third party beneficiaries of this Casino Operating Contract. No recipient of any payments made by the Casino Operator at the direction of the Gaming Board pursuant to section 6.5(b) of this Casino Operating Contract shall be a third party beneficiary of the Casino Operating Contract, the Casino Completion Guarantees, any Minimum Payment Guaranty, or any other guaranty or surety of payment provided to the Gaming Board or any third party.

         (r) Article XXVIII - Miscellaneous is hereby amended by adding Section
28.12.1 "Intervention by JCC Holding Company" as follows:

                  28.12.1. INTERVENTION BY JCC HOLDING COMPANY. JCC Holding Company intervenes herein to consent to and approve all of the terms and conditions of the Casino Operating Contract and does hereby unconditionally and in solido guarantee the timely payment and performance of all obligations of the Casino Operator under the Casino Operating Contract (as amended through the Second Amendment).

         (s) Article XXVIII - Miscellaneous is hereby amended by adding Section
28.19 "Approvals" as follows:

                  28.19. APPROVALS. Without in any way limiting the general regulatory authority of the Gaming Board and/or the Rules and Regulations, it is expressly acknowledged that the approvals and authorizations provided in Section 10.2 "Food and Restaurant Facilities and Services," and Section 10.3. "Lodging," are granted subject to the general regulatory authority of the Gaming Board and the Rules and Regulations.

                  PARAGRAPH I.2 - AFFIRMATION. Except as modified herein, the Amended COC shall remain in full force and effect, and no novation is intended nor shall any novation occur,

                  PARAGRAPH II - REPRESENTATIONS.

                  PARAGRAPH II.1 - GAMING BOARD WARRANTIES: DUE AUTHORIZATION. The Gaming Board warrants to the Casino Operator (i) that it is a duly established State regulatory agency under Louisiana law and (ii) that, subject to fulfillment and satisfaction of all of the Suspensive Conditions set forth in Paragraph IV, pursuant to the Gaming Act it is authorized to execute and deliver this Second Amendment on its own behalf and on behalf of the State.

                  PARAGRAPH II.2 - CASINO OPERATOR WARRANTIES. The Casino Operator and JCC Holding Company each warrant and represent that each is duly organized and in good standing under applicable law and has the full right, power and authority to execute and deliver this Second Amendment.

                  PARAGRAPH III - GENERAL PROVISIONS.

                  PARAGRAPH III.1 - ENTIRE AGREEMENT. The Amended COC, as renegotiated and modified by this Second Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, whether written or oral.

                  PARAGRAPH III.2 - EFFECTIVE DATE. This Second Amendment and the amendments provided for herein shall be conditioned upon and subject to the timely fulfillment and satisfaction of all of the Suspensive Conditions set forth in Paragraph IV, and shall take effect as of the Effective Date set forth above.

                  PARAGRAPH III.3 - UNENFORCEABILITY. Any provision of this Second Amendment which is prohibited or unenforceable shall be deemed severed from the Amended COC without invalidating the remaining provisions or affecting the validity or enforceability of the remainder of the Amended COC, and it is expressly provided that the provisions of Paragraphs III.3 of the First Amendment remain in full force and effect.

                  PARAGRAPH III.4 COUNTERPART EXECUTION. This Second Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                  PARAGRAPH III.5 - THIRD PARTIES. None of the obligations hereunder of either the Casino Operator or the Gaming Board shall inure to or be enforceable by any person or entity other than the Casino Operator and the Gaming Board.

                  PARAGRAPH III.6 - BINDING EFFECT. This Second Amendment shall be binding upon, and shall inure to the benefit of the parties and their respective successors in interest and the permitted assigns of the parties hereto, if any.

                  PARAGRAPH III.7 - NO NOVATION. This Second Amendment is an amendment and renegotiation of the Amended COC and is not, and shall not be construed as, a novation of the Amended COC.

                  PARAGRAPH IV - SUSPENSIVE CONDITIONS. The effectiveness and enforceability of the Second Amendment is conditioned upon and subject to the fulfillment and satisfaction, as evidenced by the written acknowledgment as required in Paragraph IV(g), on or before March 31, 2001, of each and all of the following Suspensive Conditions, to wit:

                           (a) Enactment and effectiveness of a statutory
                  amendment to the Gaming Act reducing the annual minimum compensation due to the Gaming Board from (i) the greater of 18-1/2% of gross revenues or One Hundred Million Dollars to
                  (ii) the greater of 18-1/2% of gross revenues or (a) Fifty Million Dollars for the Fiscal Year beginning April 1, 2001, and ending March 31, 2002, and (b) Sixty Million Dollars for each subsequent Fiscal Year.

                           (b) Enactment and effectiveness of a statutory
                  amendment to the Gaming Act to repeal all of the provisions of La. R.S. 27:243(C)(4).

                           (c) Enactment and effectiveness of statutory
                  amendments to the Gaming Act to amend La. R.S. 27:243(C)(1) and La. R.S. 27:243(C)(2) to ease and authorize the restaurant, food and hotel restrictions to conform in all material respects with the provisions of Exhibits "CC" and "DD" attached hereto.

                           (d) The effectiveness of all of the statutory
                  enactments described in Subparagraph (a), (b) and (c) above on the Effective Date of this Second Amendment.

                           (e) (i) Authorization from the United States
                  Bankruptcy Court for the Eastern District of Louisiana for the Casino Operator and JCC Holding Company to enter into this Second Amendment, and (ii) confirmation and consummation of the Revised Plan of the Casino Operating Contract, as amended herein, and (iii) obtaining the Revised Plan Financing.

                           (f) The Casino Operator, JCC Holding Company, the
                  Casino Manager, Harrah's Operating Company, Inc. ("HOC"), and Harrah's Entertainment, Inc. ("HET") obtaining and/or causing to be obtained all necessary and/or appropriate Approvals from the Gaming Board, including particularly the Gaming Board's Approval of the financial suitability of HET and HOC as Minimum Payment Guarantors.

                           (g) Written acknowledgment executed on or before
                  March 31, 2001, (i) by or on behalf of the Gaming Board, JCC, JCC Holding Company, HOC, and HET, each acknowledging that the Suspensive Conditions described in subparagraphs (a), (b),
                  (d), (e) and (f) in this Paragraph IV have been timely fulfilled and satisfied, and (ii) by JCC, JCC Holding Company, HOC and HET each acknowledging that the Suspensive Condition set forth in subparagraph (c) of this Paragraph IV has been timely fulfilled and satisfied, unless such Suspensive Condition in said subparagraph (c) is waived in writing by JCC, JCC Holding Company, HOC and HET.

         PARAGRAPH V - ACKNOWLEDGMENT. JCC, JCC Holding Company, HOC, and HET (collectively "Jazz/HET") each acknowledge and agree that neither the State nor the Gaming Board has any obligation or duty, legal or otherwise, express or implied, to JCC, JCC Holding Company, HOC and HET and/or any of their respective affiliates or any other third party whatsoever, to obtain, attempt to obtain or assist in obtaining the fulfillment and satisfaction of the Suspensive Conditions described in Paragraph IV, of this Second Amendment. In connection therewith, Jazz/HET hereby acknowledge that the Gaming Board and the State have informed Jazz/HET, and Jazz/HET agree that Jazz/HET may not assume or infer that any or all of the Suspensive Conditions will be fulfilled and satisfied, and Jazz/HET assume full and complete risk of the failure to achieve fulfillment and satisfaction of all of the Suspensive Conditions (a) through (g).

         PARAGRAPH VI - RESOLUTORY CONDITIONS AND RELEASE. Notwithstanding any provision of the Amended COC or of this Second Amendment to the contrary, if, subsequent to the execution and effectiveness of the Second Amendment, (i) the Amended COC and/or Second Amendment are declared by a final, definitive and nonappealable judgment(1) of a Louisiana state court of competent jurisdiction as being violation of Louisiana law and therefore to be null and void and/or unenforceable, and/or (ii) it is declared by a final, definitive and nonappealable judgment of a Louisiana state court of competent jurisdiction that the Gaming Board did not have the legal authority to enter into this Second


----------
(1) A final, definitive and nonappealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.

Amendment, each such judgment a "Definitive Judgment", then (a) neither the State nor the Gaming Board shall have any liability to the Casino Operator, JCC Holding Company, HOC or HET (collectively "Jazz/HET"), or any of their respective affiliates (including the Casino Manager), or any of their respective creditors and/or other third parties for any losses or damages related to or resulting from the Definitive Judgment (and the effects of said judgment), and the Casino Operator, JCC Holding Company, HOC and HET do each in solido and on behalf of each of their respective affiliates release any and all claims, demands and causes of action, if any, against the State and the Gaming Board related to or resulting from the Definitive Judgment(and the effects of said judgment), and (b) provided the Definitive Judgment terminates all rights of the Casino Operator to operate the Casino and the Casino is actually closed and all Gaming activities cease, Jazz/HET shall have no liability to the State or the Gaming Board, and the State and Gaming Board do release any and all claims, demands and causes of action, if any, against Jazz/HET related to or resulting from the Definitive Judgment (and the effects of said judgment).

         It is further acknowledged that if there is a judgment by a Louisiana state court of competent jurisdiction which is not yet a final, definitive and non appealable judgment (an "Interim Judgment") which declares the COC and/or the COC Second Amendment as being in violation of Louisiana law and therefore, to be null and void and/or unenforceable, and/or declaring that the Gaming Board did not have the legal authority to enter into the Second Amendment, and such
(i) Interim Judgment terminates the rights of the Casino Operator to operate the Casino, and (ii) pursuant to said Interim Judgment the Casino is closed and Gaming Activities cease, the parties' and intervenors' obligations under the Amended COC and this Second Amendment will be suspended, unless and until said Interim Judgment is reversed or otherwise modified to again authorize the Company to operate the Casino and resume Gaming activities (an "Authorizing Judgment"), and the Casino Operator has a reasonable period of time to reopen the Casino, but in no event shall the suspension period exceed 180 days after the Authorizing Judgment is rendered, unless such period is extended for pre-reopening regulatory matters. It is further agreed that any obligations which are suspended as provided above, will also be excused but only during the suspension period.

         It is expressly agreed that the release of the Jazz/HET entities in the event of a Definitive Judgment, or the suspension of obligations in the event of an Interim Judgment as provided in this Paragraph VI shall be applicable only if the Definitive Judgment and any Interim Judgment was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more of the Casino Operator, JCC Holding Company, the Casino Manager, HET and/or HOC and/or any of their respective affiliates, and (2) litigation in which the Casino Operator actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the Second Amendment, including appealing and/or applying for writs from any such Interim Judgment.

         It is expressly agreed that the release of the State and the Gaming Board in the event of a Definitive Judgment, or the suspension of obligations in the event of an Interim Judgment as provided in this

Paragraph VI shall be applicable only if the Definitive Judgment and any Interim Judgment was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more of the Gaming Board, the Governor and/or the Attorney General of the State of Louisiana, and (2) litigation in which the Gaming Board actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the Second Amendment, including appealing and/or applying for writs from any such Interim Judgment.

         IN WITNESS WHEREOF the parties hereto have executed this Second Amendment on the date(s) set forth below, but effective as of the Effective Date.

                                         THE STATE OF LOUISIANA, BY AND THROUGH
                                         THE LOUISIANA GAMING CONTROL BOARD

                                         By:     /s/ Robert M. Fleming
                                            ------------------------------------
                                                           Duly Authorized

                                         Date:        March 8, 2001
                                              ----------------------------------

                                         JAZZ CASINO COMPANY, L.L.C.
                                         A Louisiana Limited Liability Company

                                         By:      /s/ Fred W. Burford
                                            ------------------------------------
                                                            Duly Authorized

                                         Date:        March 8, 2001
                                              ----------------------------------

                                         JCC HOLDING COMPANY

                                         By:      /s/ Fred W. Burford
                                            ------------------------------------
                                                             Duly Authorized

                                         Date:        March 8, 2001
                                              ----------------------------------

                 INTERVENTION IN AND CONSENT TO SECOND AMENDMENT
              TO AMENDED AND RENEGOTIATED CASINO OPERATING CONTRACT

         Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (each an "Intervenor"), as in solido guarantors under the Four Year Initial Guaranty, do each hereby individually and in solido agree and consent to the above (and attached) Second Amendment to Amended and Renegotiated Casino Operating Contract ("Second Amendment"), and the terms and provisions thereof, and each Intervenor does further acknowledge and agree that neither the Second Amendment, nor any of the terms and provisions hereof, shall diminish and/or otherwise affect any of their respective obligations to the Gaming Board or the State under the Unconditional Minimum Payment Guaranty Agreement for the Fiscal Year ending March 31, 2001, or any document or instrument, if any, related thereto.

         IN WITNESS WHEREOF the Intervenors hereto have executed this intervention in and consent to the Second Amendment as of the dates set forth below but effective as of the Effective Date of the Second Amendment.

                                         INTERVENORS(S):

                                         HARRAH'S ENTERTAINMENT, INC.

                                         By:      /s/ Steve Brammel
                                            ------------------------------------
                                                             Duly Authorized

                                         Date:        March 8, 2001
                                              ----------------------------------

                                         HARRAH'S OPERATING COMPANY, INC.

                                         By:      /s/ Steve Brammel
                                            ------------------------------------
                                                             Duly Authorized

                                         Date:        March 8, 2001
                                              ----------------------------------

                                  EXHIBIT "AA"

           FOUR YEAR UNCONDITIONAL MINIMUM PAYMENT GUARANTY AGREEMENT
               FOR FOUR FISCAL YEAR PERIOD BEGINNING APRIL 1, 2001
                            AND ENDING MARCH 31, 2005

         THIS UNCONDITIONAL MINIMUM PAYMENT GUARANTY AGREEMENT covering the four Fiscal Years beginning April 1, 2001 and ending March 31, 2005 (the "Guaranty") is entered into as of March 31, 2001, by HARRAH'S ENTERTAINMENT, INC., a Delaware corporation, and HARRAH'S OPERATING COMPANY, INC., a Delaware corporation (each a "Guarantor" and collectively the "Guarantors") in favor of the STATE OF LOUISIANA by and through the LOUISIANA GAMING CONTROL BOARD (the "LGCB").

                                    RECITALS

         A. That certain Casino Operating Contract between Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), and the LGCB, dated as of October 30, 1998, as amended by the First Amendment effective as of October 19, 1999 and the Second Amendment ("COC Second Amendment") effective as of March 31, 2001 sets forth the conditions, covenants, obligations, requirements and terms pursuant to which the Company has the authority to conduct gaming operations at the Casino (collectively referred to as the "COC").

         B. As used in this Guaranty, all capitalized terms used herein but not defined herein shall be used herein as defined in the COC.

         C. The Company has caused this Guaranty to be provided to the LGCB for the four Fiscal Years beginning on April 1, 2001 and ending March 31, 2005, the first Fiscal Year beginning on April 1, 2001 and ending March 31, 2002, the second Fiscal Year beginning on April 1, 2002 and ending March 31, 2003,the third Fiscal Year beginning on April 1, 2003 and ending March 31, 2004 and the fourth Fiscal Year beginning on April 1, 2004 and ending March 31, 2005 (each a "Covered Fiscal Year" and collectively the "Four Covered Fiscal Years"), as required by the COC.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby solidarily make the following representations and warranties to the LGCB, and hereby solidarily covenant and agree for the benefit of the LGCB as follows:

         V. OBLIGATIONS GUARANTEED AND METHOD OF DRAWING.

         1.1 The Guarantors hereby irrevocably, unconditionally, and in solido with each other and with the Company, guarantee for each of the Four Covered Fiscal Years:

                  (a) the full, complete and timely payment and performance of all of the Minimum Payment obligations of the Company to the LGCB under and in accordance with the provisions of the COC, and

                  (b) the full, complete and timely payment to the LGCB of all of the Daily Payments, Required Payments and Minimum Payment in accordance with the provisions of the COC.

         1.2 If there is any delay in timely paying to the LGCB any and/or all of the Daily Payments, Required Payments and/or Minimum Payment as and when required under the COC for each of the Four Covered Fiscal Years, the Guarantors shall also pay to the LGCB interest on such payments due at the Default Interest Rate (as provided in Section 6.7 of the COC) from the date each payment was due, until paid to the LGCB.

         1.3 In no event shall the aggregate total of Daily Payments, Required Payments and the Minimum Payment to the LGCB under this Guaranty for the Fiscal Year beginning on April 1, 2001 and ending March 31, 2002 exceed FIFTY MILLION DOLLARS ($50,000,000.00), plus, and in addition thereto, any interest and attorneys' fees applicable to the Guaranty Obligation provided for in the COC or in this Guaranty. Further, in no event shall the aggregate total of Daily Payments, Required Payments and the Minimum Payment to the LGCB under this Guaranty for the three Fiscal Years beginning on April 1, 2002, April 1, 2003 and April 1, 2004 exceed SIXTY MILLION DOLLARS ($60,000,000.00) for each of the three Fiscal Years, plus, and in addition thereto, any interest and attorneys' fees applicable to the Guaranty Obligation provided for in the COC or in this Guaranty.

         1.4 If the LGCB has not been timely paid any one or more of the required Daily Payments for any of the Four Covered Fiscal Years, then (a) the LGCB may make drawings under this Guaranty by providing written notice to the Guarantors that one or more of the required Daily Payments have not been timely paid and the principal amount of such Daily Payments then due (the "Notice of Drawing"), and (b) the Guarantors shall pay to the LGCB all required but unpaid Daily Payments, plus interest at the Default Interest Rate, upon receipt of the Notice of Drawing. Guarantors shall make payment by wire or other electronic transfer as provided in the Notice of Drawing, on or before the time the Daily Payments are due under Section 6.5 - "Daily Deposits" of the COC.

         1.5 The Guarantors shall not be obligated to make any Daily Payments due for any day which is twenty (20) days or more prior to the LGCB giving the Notice of Drawing; provided however, that any payments which are suspended pursuant to Section 6.3(a) of the COC shall not be due and payable until the period of the suspension has expired.

         1.6 Once a Minimum Payment Default has occurred and a Notice of Drawing has been provided to the Guarantors during any of the Four Covered Fiscal Years of this Guaranty, the Guarantors shall be obligated without any further notice by the LGCB to pay, and will pay, to the LGCB any required Daily Payments for the Fiscal Year in which the Minimum Payment Default has occurred on a daily basis for the remainder of the Fiscal Year (in which a Minimum Payment Default occurs) to the extent such Daily Payments have not been timely paid.

         1.7 In no event shall the Guarantors be liable to the LGCB under this Guaranty for any amount in excess of the difference between the Minimum Payment for each Covered Fiscal Year and the total of the

Louisiana Gross Gaming Revenue Share Payments which have been paid to the LGCB for said Covered Fiscal Year or liable for any Daily Payments due for and in any Fiscal Year following the Four Covered Fiscal Years.

         1.8 All of the obligations undertaken hereinabove by the Guarantors in this Section 1 and any amounts which may be due under Section 6.2 are hereinafter collectively referred to as the "Guaranty Obligation."

         1.9 Notwithstanding the suspension, under the provisions of Section 6.3(a) of the COC, of the payment of any of the amounts included within the Guaranty Obligation, it is agreed that the Guaranty Obligation covers all payments which would have been due and payable during the Four Covered Fiscal Years except for the fact that such payments were suspended pursuant to Section 6.3(a) of the COC. Any such suspended payments shall be paid in the manner and within the time provided in the COC, together with Late Payment Interest from the time the suspended payments become due under the COC, and the Guarantors guarantee the payment thereof, even after the expiration of the Four Covered Fiscal Years.

         2. GUARANTORS' ADDITIONAL AGREEMENTS.

         2.1 The Guarantors, in solido with each other and the Company, agree to perform and comply with their Guaranty Obligation, whether or not the Company is liable therefor individually or jointly or in solido with others, and whether or not recovery against the Company is or may become barred by any statute of limitations or prescriptive or preemptive period or is or may become unenforceable or discharged, whether in whole or in part, for any reason other than payment thereof in full. The Guarantors agree that this Guaranty is a guaranty of payment and not of collection, and that their obligation under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                   (a) the absence of any action to enforce this Guaranty or any other document or the waiver or consent by the LGCB with respect to any of the provisions thereof;

                  (b) any release or discharge of the other Guarantor, the Company or any other party of the Guaranty Obligation; or

                  (c) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

         Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranty Obligation.

         2.2 Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the LGCB to proceed in respect of the Guaranty Obligation against the Company or any other party or against any security for the payment of the Guaranty Obligation before proceeding against, or as a condition to proceeding against, any Guarantor, and without limiting the above, each Guarantor waives all pleas of division and discussion. Each Guarantor agrees that any notice or directive given at any time to the LGCB which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the LGCB, and in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the LGCB has specifically agreed otherwise in writing.

         2.3 Each Guarantor acknowledges that it has received a copy of and is familiar with the COC, which to the extent of the Guaranty Obligation is incorporated herein by reference.

         2.4 Except as expressly provided for in this Guaranty, in no event shall the Guarantors, as a result of this Guaranty, incur, directly or indirectly, any obligation, contingent or otherwise, under the COC ("incur" meaning to create, incur, assume, guaranty or otherwise become liable for).

         3. ALTERATION OF THE GUARANTY OBLIGATION.

         3.1 No exercise or non-exercise of any right hereby given to the LGCB, no dealing by the LGCB with the Guarantors or any other guarantor or any other person, and no change, impairment or release of all or any portion of the Company's COC obligations, or suspension of any right or remedy of the LGCB against any person, including without limitation the Company or any other such guarantor or other person, shall in any way affect any part of the Guaranty Obligation or any security furnished by the Guarantors or give the Guarantors any recourse against the LGCB.

         3.2 This Guaranty is provided on the express condition that, should the LGCB and the Company amend or modify the COC so as to increase the Guaranty Obligation or adversely affect the Guarantors without the prior written agreement of the Guarantors, any such Amendment or modification entered into without the prior written agreement of the Guarantors shall not increase the Guaranty Obligation or adversely affect the Guarantors.

         4. WAIVER.

         4.1 The Guarantors, in solido with each other, represent, warrant and agree that, as of the date of this Guaranty, the Guaranty Obligation is not subject to any recoupment, counterclaims, offsets or defenses against the LGCB or the Company of any kind. The Guarantors further in solido with each other agree that the Guaranty Obligation shall not be subject to any recoupment, counterclaims, offsets or defenses against the LGCB or against the Company of any kind which may arise in the future. Each Guarantor hereby expressly waives and relinquishes all rights, defenses and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, defenses or remedies, including without limitation:

                 (a) any right to require the LGCB to proceed against the Company or any other person or to proceed against or exhaust any security held by the LGCB at any time or to pursue any other remedy in the power of the LGCB before proceeding against either or both of the

Guarantors, including but not limited to any defense of failure to join or non-joinder of the Company or any other person whatsoever in any litigation instituted by the LGCB against either or both of the Guarantors;

                  (b) the defense of any statute of limitation, prescription and preemption in any action hereunder or in any action for the collection of any of the Guaranty Obligation;

                  (c) any defense that may arise by reason of the discharge in bankruptcy, incapacity, lack of authority (subject to the provisions of section
13.11 of the Guaranty), death or disability of any other person (including the Company) or the failure of the LGCB to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person (including the Company);

                  (d) diligence, demand, presentment, protest and notice of any kind other than notices expressly required in this Guaranty (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Company's obligations under the COC, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Company's obligations under the COC, notice of adverse change in the Company's financial condition or any other fact which might materially increase the risk to the Guarantors), including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, the LGCB, any endorser or creditor of the Company or either Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the LGCB in connection with any of the obligations of the Company under the COC;

                  (e) any defense based upon an election of remedies by the LGCB which destroys or otherwise impairs the subrogation rights of the Guarantors, the right of the Guarantors to proceed against the Company for reimbursement, or both, or any defense that the LGCB'S claims against the Guarantors are barred or diminished or premature to the extent that the LGCB has or may have remedies available against the Company;

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the LGCB to disclose to the Guarantors any facts the LGCB may now or hereafter know about the Company, regardless of whether the LGCB has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume, or has reason to believe that such facts are unknown to either Guarantor, or has a reasonable opportunity to communicate such facts to either Guarantor, since each Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment of any of the obligations of the Company under the COC;

                  (h) waiver or estoppel or any alleged lack of reasonable or justifiable reliance on the part of the LGCB as to the Guarantors' representations,

                  (i) lack, failure or insufficiency of consideration;

                  (j) subject to the notice requirements of Sections 1.4 and 1.5 hereof, any alleged failure of the LGCB to mitigate injuries, losses or damages or any plea that the LGCB has any duty to mitigate injuries, losses, or damages prior to seeking recovery under this Guaranty; and

                  (k) any defense that the LGCB's claims hereunder are or may be barred because any adequate remedy at law exists.

         4.2 Following any default by either Guarantor under this Guaranty, each Guarantor agrees to forbear from exercise of any rights of subrogation, indemnity, or contribution against each other, the Company or any other person who may be liable for satisfaction of the Guaranty Obligation until the Guaranty Obligation has been fully satisfied as to the LGCB.

         5. BANKRUPTCY.

         5.1 In the event of the commencement of a bankruptcy case by or against any Guarantor, each Guarantor agrees to waive the automatic stay under the Bankruptcy Code and further agrees to the entry of an immediate order from the Bankruptcy Court, on the LGCB's ex parte motion granting to the LGCB a modification of the automatic stay (and/or recognition that the automatic stay is not applicable) allowing it to fully enforce the provisions of this Guaranty, the Guarantors hereby agreeing that in such case, "cause," as defined by the Bankruptcy Code, would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay.

         5.2 The Guaranty Obligation shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         5.3 This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranty Obligation, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the LGCB, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the

Guaranty Obligation shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         6. INTEREST, COSTS AND ATTORNEYS' FEES.

         6.1 If the Guarantors fail to timely pay all or any portion of the Guaranty Obligation in accordance with the provisions of Section 1 of this Guaranty, such amount shall bear interest as provided in Section 1.2 of this Guaranty.

         6.2 If the LGCB refers this Guaranty to an attorney to enforce, construe, or defend any provision hereof, or as a consequence of any default hereunder by the Guarantors in connection with:

                  (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the LGCB, the Company, the Guarantors or any other person) in any way relating to the enforcement of rights or remedies under this Guaranty;

                  (b) any attempt to enforce any rights of the LGCB hereunder against the Guarantors or any other person; or

                  (c) any attempt to defend any provision hereof;

then, and in any such event, the attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described herein shall be payable, on demand, by the Guarantors to the LGCB or the Guarantors shall cause the Company to make such payment, and if not so paid, shall be a part of the Guaranty Obligation. The reference to "attorneys' fees" in this
Section 6.2 and in all other places in this Guaranty shall also include, without limitation, such reasonable amounts as may then be charged for legal services furnished by attorneys retained or employed by the State or the LGCB. Such attorneys' fees, costs and expenses shall include, without limitation, those incurred in connection with any bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, lawsuits in state or federal court, or other similar proceedings involving either Guarantor which in any way affect the exercise by the LGCB of its rights and remedies hereunder.

         7. CUMULATIVE RIGHTS.

         All rights, powers and remedies of the LGCB hereunder and under any other written agreement now or at any time hereafter in force between the LGCB and the Guarantors, including without limitation any other guaranty executed by either Guarantor relating to any indebtedness of the Company, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the LGCB by law and shall not be deemed in any way to extinguish or diminish the LGCB's rights and remedies. This Guaranty is in addition to and independent of the guaranty of any guarantor of any other obligations of the Company under the COC or other indebtedness of the Company.

         8. APPLICATION OF PAYMENTS AND RECOVERIES.

         After a Minimum Payment Default has occurred, as to any payments received directly from a Guarantor, the LGCB shall apply such payments to amounts due under the Guaranty Obligation. Daily Payments, Required Payments or Minimum Payments paid by the Company during any of the Four Covered Fiscal Years shall be applied to the Minimum Payment for the Fiscal Year in which it is due during any of the Four Covered Fiscal Years. Any other payments or recoveries received by the LGCB after a Minimum Payment Default shall be applied, as directed by the LGCB at its sole option, (a) first, to amounts due for any Additional Charges, and (b) second, to any Daily Payments, Required Payments, or Minimum Payment due for any prior Fiscal Year other than the Fiscal Year in which the Minimum Payment Default has occurred (collectively, the "Other Fiscal Year Payments"). Only when such Additional Charges and all Other Fiscal Year Payments are paid current will any payments or recoveries be applied to the Guaranty Obligation under this Guaranty Agreement.

         9. INDEPENDENT OBLIGATIONS.

         The Guaranty obligation is independent of the obligations of the Company under the COC, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against either Guarantor, whether or not the Company is joined therein or a separate action or actions are brought against the Company. The LGCB's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions unless and until all Guaranty Obligations have been satisfied and fully performed.

         10. FINANCIAL STATEMENTS.

         The Guarantors hereby represent and warranty that the information pertaining to the Guarantors set forth in their most recent filings with the Securities and Exchange Commission is true and correct in all material respects, and fairly presents the financial condition of the Guarantors as of the respective dates indicated therein and for the periods covered thereby, and that no material adverse change has occurred in the financial condition or prospects of the Guarantors since the date of the latest information provided therein.

         11. NOTICES.

         Whenever the Guarantors or the LGCB shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, overnight courier service, or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows

                  (a) if to either Guarantor

                           (or both Guarantors):

                           HET and Harrah's Operating
                           c/o Harrah's Entertainment, Inc.
                           5100 West Sahara Ave.
                           Las Vegas, Nevada 89146
                           Attention: General Counsel

                  (b) if to the LGCB, as provided in the COC;

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder. Any such notice shall be deemed to have been received upon delivery. Any of the Guarantors or the LGCB may change its address by giving the others written notice of the new address as herein provided.

         12. SUCCESSORS AND ASSIGNS.

         This Guaranty shall inure to the benefit of the LGCB, its successors and assigns, and shall bind the successors and assigns of each Guarantor. Neither Guarantor may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the LGCB.

         13. MISCELLANEOUS PROVISIONS.

         13.1 This Guaranty shall be governed, interpreted and enforced in accordance with Louisiana law.

         Each Guarantor hereby submits to the jurisdiction of the State and the courts thereof and to the jurisdiction of the Nineteenth Judicial District Court in and for East Baton Rouge Parish ("19th JDC") for purposes of any suit, action or other proceeding arising out of or relating to this Guaranty and agrees not to assert by way of motion as a defense or otherwise that such suit, action or other proceeding is brought in an inconvenient forum or that the venue of such suit, action or other proceeding is improper or that the subject matter thereof may not be enforced in or by such court or assert that any suit or action filed in the 19th JDC may be removed to the Federal Court, and each Guarantor agrees that the 19th JDC shall have the exclusive jurisdiction for purposes of any suit, action or other proceeding brought by either of them relating to or arising out of this Guaranty.

         If at any time during the Term, either Guarantor is not a resident of the State and has not formally designated or does not continuously maintain an agent for service of process in Louisiana or has not notified LGCB of the full name and current street address in Louisiana of such agent for service of process, such Guarantor hereby designates the Secretary of State of Louisiana as its agent for service of process in any suit, action or proceeding involving the LGCB or the State or arising out of or relating to this Guaranty, and such service shall be made as provided by Louisiana law for service on an insurance company through the Secretary of State.

         13.2 This Guaranty shall constitute the entire agreement of the Guarantors with the LGCB with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the LGCB or the Guarantors unless expressed herein.

         13.3 Should any term, covenant, condition or provision of this Guaranty be determined to be illegal or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

         13.4 Time is of the essence to this Guaranty and each of its provisions.

         13.5 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

         13.6 The word "person" as used herein shall include any individual, company, firm, association, partnership, limited liability company, joint venture, corporation, trust or other legal entity of any kind whatsoever.

         13.7 No provision of this Guaranty or right granted to the LGCB hereunder can be waived in whole or in part, nor can either Guarantor be released from the Guaranty Obligation, except by an express and specific writing to that effect duly executed by an authorized officer of the LGCB. No provision of this Guaranty may be amended without the prior written consent of the Guarantors and the LGCB and the consent of any additional beneficiaries hereof, if any, shall not be required.

         13.8 The LGCB need not inquire into the power of the Guarantors or the authority of their officers, shareholders or agents acting or purporting to act on their behalf.

         13.9 The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation thereof.

         13.10 All of the representations, warranties, agreements, obligations and covenants of each Guarantor are in solido with the other Guarantor. This Guaranty shall be for the sole benefit of the State of Louisiana acting by and through the LGCB, its successors and assigns. The provisions of this Guaranty shall not inure to the benefit of any other person, including, without limitation, the Company.

         13.11 Notwithstanding any provision of this Guaranty to the contrary, if, subsequent to the execution and effectiveness of the Guaranty, the COC or the COC Second Amendment are declared by a final, definitive and nonappealable judgment(1) of a Louisiana state court of competent jurisdiction as being in violation of Louisiana law and therefore null, void and/or unenforceable and/or that the Gaming Board lacked legal authority to enter into the Second Amendment (a "Definitive Judgment"), and (i) such Definitive Judgment terminates all rights of the Company to operate the Casino, (ii) pursuant to such Definitive Judgment the Casino is closed and Gaming activities cease, and (iii) the Guarantors and all of their direct and indirect subsidiaries and all of their affiliates controlled by the Guarantors waive and renounce any claims against the State and the LGCB related to the COC and/or the COC Second Amendment and/or this Guaranty, in form and substance subject to the approval of the LGCB, which approval will

----------

(1) A final, definitive and nonappealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.

not be unreasonably withheld, then, except as provided below, this Guaranty shall thereupon, without further action, be deemed terminated and not enforceable against the Minimum Payment Guarantors and such Minimum Payment Guarantors hereunder shall have no further liability hereunder.

         It is further acknowledged that if there is a judgment by a Louisiana state court of competent jurisdiction which is not yet a final, definitive and nonappealable judgment which declares the COC and/or the COC Second Amendment to be null and void and therefore unenforceable as being in violation of Louisiana law and/or that the Gaming Board had no legal authority to enter into the Second Amendment (an "Interim Judgment"), and (i) such Interim Judgment terminates all rights of the Company to operate the Casino and (ii) pursuant to said Interim Judgment the Casino is closed and Gaming activities cease, then the Minimum Payment Guarantors' obligations hereunder will be suspended, unless and until
(1) said Interim Judgment is reversed or otherwise modified to again authorize the Company to operate the Casino and resume Gaming activities (an "Authorizing Judgment"), and (2) the Casino has a reasonable period of time to reopen the Casino, but in no event will the period of suspension exceed 180 days after the Authorizing Judgment is rendered, unless such period needs to be extended for pre-opening regulatory matters. It is further agreed that any obligations which are suspended as provided above, will also be excused for the suspension period and will not be due or payable under this Guaranty.

         It is expressly agreed that the release of the Minimum Payment Guarantors and/or the suspension of the Minimum Payment Guarantors obligations provided in this Section 13.11 shall be applicable only if the Definitive Judgment and/or Interim Judgment, as applicable, was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more of the Company, JCC Holding, HET, Harrah's Operating and/or the Casino Manager, or any of their respective successors or any of their respective affiliates (collectively the "Jazz Group") and (2) litigation in which the Company actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the COC Second Amendment. It is further expressly agreed that the release of the Minimum Payment Guarantors shall not release or excuse any obligations for Daily Payments which were not suspended as provided in this section 13.11 that were due or payable, but not paid, as of the effective date of the termination of this Guaranty.

         13.12 The effectiveness and enforceability of this Guaranty is conditional upon and subject to the fulfillment and satisfaction by March 31, 2001 of each of the suspensive conditions set forth in Paragraph IV of the Second Amendment.

         IN WITNESS HEREOF, the undersigned have executed this Guaranty as of the 8th day of March, 2001

                                            GUARANTORS:

                                            HARRAH'S ENTERTAINMENT, INC.

                                            By:  /s/
                                               ---------------------------------
                                                    Duly Authorized Officer

                                            HARRAH'S OPERATING COMPANY, INC.

                                            By:  /s/
                                               ---------------------------------
                                                    Duly Authorized Officer

Approved and consented to:
JAZZ CASINO COMPANY, L.L.C.

By: /s/
   ------------------------------
      Duly Authorized Officer

Approved and consented to:
JCC HOLDING COMPANY

By: /s/
   ------------------------------
      Duly Authorized Officer

Accepted and agreed to:

LOUISIANA GAMING CONTROL BOARD

By:  /s/ Hillary J. Crain
   ------------------------------
     /s/ Robert M. Fleming
   ------------------------------
Name: Hillary J. Crain/Robert M. Fleming
      ----------------------------------

Title: Chairman/Vice-Chairman
       ---------------------------------

                                  EXHIBIT "BB"

           UNCONDITIONAL MINIMUM PAYMENT EXTENSION GUARANTY AGREEMENT
                  FOR FISCAL YEAR ENDING MARCH 31, ________

         THIS UNCONDITIONAL MINIMUM PAYMENT EXTENSION GUARANTY AGREEMENT for Fiscal Year ending March 31, _____ (the "Guaranty") is entered into as of ______________, ___________, by ______________, a _____________, and
__________________, a ________________(each a "Guarantor" and collectively the
"Guarantors") in favor of the STATE OF LOUISIANA by and through the LOUISIANA GAMING CONTROL BOARD (the "LGCB").

                                    RECITALS

         A. That certain Casino Operating Contract (the "COC") between Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), and the LGCB, dated as of October 30 1998, as amended by the First Amendment effective as of October 19, 1999, and the Second Amendment ("COC Second Amendment") effective as of March 31, 2001 sets forth the conditions, covenants, obligations, requirements and terms pursuant to which the Company has the authority to conduct gaming operations at the Casino (collectively referred to as the "COC").

         B. As used in this Guaranty, all capitalized terms used herein but not defined herein shall be used herein as defined in the COC.

         C. The Company has caused this Guaranty to be provided to the LGCB for Fiscal Year beginning April 1, 2 ___ and ending March 31, _______ (the "Covered Fiscal Year"), as required by the COC.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby solidarily make the following representations and warranties to the LGCB, and hereby solidarily covenant and agree for the benefit of the LGCB as follows:

         1. OBLIGATIONS GUARANTEED AND METHOD OF DRAWING.

         1.1 The Guarantors hereby irrevocably, unconditionally, and in solido with each other and with the Company, guarantee for the Covered Fiscal Year:

                  (a) the full, complete and timely payment and performance of all of the Minimum Payment obligations of the Company to the LGCB under and in accordance with the provisions of the COC; and

                  (b) the full, complete and timely payment to the LGCB of all of the Daily Payments, Required Payments and Minimum Payment in accordance with the provisions of the COC.

         1.2 If there is any delay in timely paying to the LGCB any and/or all of the Daily Payments, Required Payments and/or Minimum Payment as and when required under the COC for the Covered Fiscal Year, the Guarantors shall also pay to the LGCB interest on such payments due at the Default Interest Rate (as provided in Section 6.7 of the COC) from the date each payment was due, until paid to the LGCB.

         1.3 In no event shall the aggregate total of Daily Payments, Required Payments and the Minimum Payment to the LGCB under this Guaranty for the Covered Fiscal Year exceed SIXTY MILLION DOLLARS ($60,000,000.00), plus, and in addition thereto, any interest and attorneys' fees applicable to the Guaranty Obligation provided for in the COC or in this Guaranty.

         1.4 If the LGCB has not been timely paid any one or more of the required Daily Payments for the Covered Fiscal Year, then (a) the LGCB may make drawings under this Guaranty by providing written notice to the Guarantors that one or more of the required Daily Payments have not been timely paid and the principal amount of such Daily Payments then due (the "Notice of Drawing"), and (b) the Guarantors shall pay to the LGCB all required but unpaid Daily Payments, plus interest at the Default Interest Rate, upon receipt of the Notice of Drawing. Guarantors shall make payment by wire or other electronic transfer as provided in the Notice of Drawing, on or before the time the Daily Payments are due under Section 6.5 - "Daily Deposits" of the COC.

         1.5 The Guarantors shall not be obligated to make any Daily Payments due for any day which is twenty (20) days or more prior to the LGCB giving the Notice of Drawing; provided however, that any payments which are suspended pursuant to Section 6.3(a) of the COC shall not be due and payable until the period of the suspension has expired.

         1.6 Once a Minimum Payment Default has occurred and a Notice of Drawing has been provided to the Guarantors, the Guarantors shall be obligated without any further notice by the LGCB to pay, and will pay, to the LGCB any required Daily Payments for the Covered Fiscal Year on a daily basis for the remainder of the Covered Fiscal Year (in which a Minimum Payment Default occurs) to the extent such Daily Payments have not been timely paid.

         1.7 In no event shall the Guarantors be liable to the LGCB under this Guaranty for any amount in excess of the difference between the Minimum Payment for the Covered Fiscal Year and the total of the Louisiana Gross Gaming Revenue Share Payments which have been paid to the LGCB for said Fiscal Year or liable for any Daily Payments due for and in any Fiscal Year following the Covered Fiscal Year.

         1.8 All of the obligations undertaken hereinabove by the Guarantors in this Section 1 and any amounts which may be due under Section 6.2 are hereinafter collectively referred to as the "Guaranty Obligation."

         1.9 Notwithstanding the suspension, under the provisions of Section 6.3
(a) of the COC, of the payment of any of the amounts included within the Guaranty Obligation, it is agreed that the Guaranty Obligation covers all payments which would have been due and payable during the Covered Fiscal Year except for the fact that such payments were suspended pursuant to Section 6.3(a) of the COC. Any such suspended payments shall be paid in the manner and within the time provided in the COC, together with Late Payment Interest from the time the suspended payments become due under the COC, and the Guarantors guarantee the payment thereof, even after the expiration of the Covered Fiscal Year.

         2. GUARANTORS' ADDITIONAL AGREEMENTS.

         2.1 The Guarantors, in solido with each other and the Company, agree to perform and comply with their Guaranty Obligation, whether or not the Company is liable therefor individually or jointly or in solido with others, and whether or not recovery against the Company is or may become barred by any statute of limitations or prescriptive or preemptive period or is or may become unenforceable or discharged, whether in whole or in part, for any reason other than payment thereof in full. The Guarantors agree that this Guaranty is a guaranty of payment and not of collection, and that their obligation under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                  (a) the absence of any action to enforce this Guaranty or any other document or the waiver or consent by the LGCB with respect to any of the provisions thereof;

                  (b) any release or discharge of the other Guarantor, the Company or any other party of the Guaranty obligation; or

                  (c) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranty Obligation.

         2.2 Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the LGCB to proceed in respect of the Guaranty Obligation against the Company or any other party or against any security for the payment of the Guaranty obligation before proceeding against, or as a condition to proceeding against, any Guarantor; and without limiting the above, each Guarantor waives all pleas of division and discussion. Each Guarantor agrees that any notice or directive given at any time to the LGCB which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the LGCB, and in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the LGCB has specifically agreed otherwise in writing.

         2.3 Each Guarantor acknowledges that it has received a copy of and is familiar with the COC, which to the extent of the Guaranty Obligation is incorporated herein by reference.

         2.4 Except as expressly provided for in this Guaranty, in no event shall the Guarantors, as a result of this Guaranty, incur, directly or indirectly, any obligation, contingent or otherwise, under the COC ("incur" meaning to create, incur, assume, guaranty or otherwise become liable for).

         3. ALTERATION OF THE GUARANTY OBLIGATION.

         3.1 No exercise or non-exercise of any right hereby given to the LGCB, no dealing by the LGCB with the Guarantors or any other guarantor or any other person, and no change, impairment or release of all or any portion of the Company's COC obligations, or suspension of any right or remedy of the LGCB against any person, including without limitation the Company or any other such guarantor or other person, shall in any way affect any part of the Guaranty Obligation or any security furnished by the Guarantors or give the Guarantors any recourse against the LGCB.

         3.2 This Guaranty is provided on the express condition that, should the LGCB and the Company amend or modify the COC so as to increase the Guaranty Obligation or adversely affect the Guarantors failure to join or non-joinder of the Company or any other person whatsoever in any litigation instituted by the LGCB against either or both of the Guarantors;

                  (b) the defense of any statute of limitation, prescription and preemption in any action hereunder or in any action for the collection of any of the Guaranty Obligation;

                  (c) any defense that may arise by reason of the discharge in bankruptcy, incapacity, lack of authority, death or disability of any other person (including the Company) or the failure of the LGCB to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person (including the Company);

                  (d) diligence, demand, presentment, protest and notice of any kind other than notices expressly required in this Guaranty (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Company's obligations under the COC, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Company's obligations under the COC, notice of adverse change in the Company's financial condition or any other fact which might materially increase the risk to the Guarantors), including without limitation notice of the existence, without the prior written agreement of the Guarantors, any such amendment or modification entered into without the prior written agreement of the Guarantors shall not increase the Guaranty obligation or adversely affect the Guarantors.

         4. WAIVER.

         4.1 The Guarantors, in solido with each other, represent, warrant and agree that, as of the date of this Guaranty, the Guaranty obligation is not subject to any recoupment, counterclaims, offsets or defenses against the LGCB or the Company of any kind. The Guarantors further in solido with each other agree that the Guaranty Obligation shall not be subject to any recoupment, counterclaims, offsets or defenses against the LGCB or against the Company of any kind which may arise in the future. Each Guarantor hereby expressly waives and relinquishes all rights, defenses and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, defenses or remedies, including without limitation:

                  (a) any right to require the LGCB to proceed against the Company or any other person or to proceed against or exhaust any security held by the LGCB at any time or to pursue any other remedy in the power of the LGCB before proceeding against either or both of the Guarantors, including but not limited to any defense of creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, the LGCB, any endorser or creditor of the Company or either Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the LGCB in connection with any of the obligations of the Company under the COC;

                  (e) any defense based upon an election of remedies by the LGCB which destroys or otherwise impairs the subrogation rights of the Guarantors, the right of the Guarantors to proceed against the Company for reimbursement, or both, or any defense that the LGCB's claims against the Guarantors are barred or diminished or premature to the extent that the LGCB has or may have remedies available against the Company;

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the LGCB to disclose to the Guarantors any facts the LGCB may now or hereafter know about the Company, regardless of whether the LGCB has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume, or has reason to believe that such facts are unknown to either Guarantor, or has a reasonable opportunity to communicate such facts to either Guarantor, since each Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment of any of the obligations of the Company under the COC;

                  (h) waiver or estoppel or any alleged lack of reasonable or justifiable reliance on the part of the LGC3 as to the Guarantors' representations;

                  (i) lack, failure or insufficiency of consideration;

                  (j) subject to the notice requirements of Sections 1.4 and 1.5 hereof, any alleged failure of the LGCB to mitigate injuries, losses or damages or any plea that the LGCB has any duty to mitigate injuries, losses, or damages prior to seeking recovery under this Guaranty; and

                  (k) any defense that the LGCB's claims hereunder are or may be barred because any adequate remedy at law exists.

         4.2 Following any default by either Guarantor under this Guaranty, each Guarantor agrees to forbear from exercise of any rights of subrogation, indemnity, or contribution against each other, the Company or any other person who may be liable for satisfaction of the Guaranty obligation until the Guaranty Obligation has been fully satisfied as to the LGCB.

         5. BANKRUPTCY.

         5.1 In the event of the commencement of a bankruptcy case by or against any Guarantor, each Guarantor agrees to waive the automatic stay under the Bankruptcy Code and further agrees to the entry of an immediate order from the Bankruptcy Court, on the LGCB's ex parte motion granting to the LGCB a modification of the automatic stay (and/or recognition that the automatic stay is not applicable) allowing it to fully enforce the provisions of this Guaranty, the Guarantors hereby agreeing that in such case, "cause," as defined by the Bankruptcy Code, would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay.

         5.2 The Guaranty Obligation shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         5.3 This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranty Obligation, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the LGCB, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranty Obligation shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         6. INTEREST, COSTS AND ATTORNEYS' FEES.

         6.1 If the Guarantors fail to timely pay all or any portion of the Guaranty Obligation in accordance with the provisions of Section 1 of this Guaranty, such amount shall bear interest as provided in Section 1.2 of this Guaranty.

         6.2 If the LGCB refers this Guaranty to an attorney to enforce, construe, or defend any provision hereof, or as a consequence of any default hereunder by the Guarantors in connection with:

                  (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the LGCB, the Company, the Guarantors or any other person) in any way relating to the enforcement of rights or remedies under this Guaranty;

                  (b) any attempt to enforce any rights of the LGCB hereunder against the Guarantors or any other person; or

                  (c) any attempt to defend any provision hereof;

then, and in any such event, the attorneys, fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described herein shall be payable, on demand, by the Guarantors to the LGCB or the Guarantors shall cause the Company to make such payment, and if not so paid, shall be a part of the Guaranty Obligation. The reference to "attorneys' fees" in this
Section 6.2 and in all other places in this Guaranty shall also include, without limitation, such reasonable amounts as may then be charged for legal services furnished by attorneys retained or employed by the State or the LGCB. Such attorneys' fees, costs and expenses shall include, without limitation, those incurred in connection with any bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, lawsuits in state or federal court, or other similar proceedings involving either Guarantor which in any way affect the exercise by the LGC3 of its rights and remedies hereunder.

         7. CUMULATIVE RIGHTS.

         All rights, powers and remedies of the LGCB hereunder and under any other written agreement now or at any time hereafter in force between the LGCB and the Guarantors, including without limitation any other guaranty executed by either Guarantor relating to any indebtedness of the Company, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the LGCB by law and shall not be deemed in any way to extinguish or diminish the LGCB's rights and remedies. This Guaranty is in addition to and independent of the guaranty of any guarantor of any other obligations of the Company under the COC or other indebtedness of the Company.

         8. APPLICATION OF PAYMENTS AND RECOVERIES.

         After a Minimum Payment Default has occurred, as to any payments received directly from a Guarantor, the LGCB shall apply such payments to amounts due under the Guaranty Obligation. Daily Payments, Required Payments or Minimum Payments paid by the Company during a Covered Fiscal Year shall be applied to the Minimum Payment for that Covered Fiscal Year. Any other payments or recoveries received by the LGCB after a Minimum Payment Default shall be applied, as directed by the LGC3 at its sole option, (a) first, to amounts due for any Additional Charges, and (b) second, to any Daily Payments, Required Payments, or Minimum Payment due for any Fiscal Year other than the Fiscal Year in which the Minimum Payment Default has occurred (collectively, the "Other Fiscal Year Payments"). Only when such Additional Charges and all Other Fiscal Year Payments are paid current will any payments or recoveries be applied to the Guaranty Obligation under this Guaranty Agreement.

         9. INDEPENDENT OBLIGATIONS.

         The Guaranty obligation is independent of the obligations of the Company under the COC, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against either Guarantor, whether or not the Company is joined therein or a separate action or actions are brought against the Company. The LGCB's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions unless and until all Guaranty Obligations have been satisfied and fully performed.

         10. FINANCIAL STATEMENTS.

         The Guarantors hereby represent and warranty that the information pertaining to the Guarantors set forth in their most recent filings with the Securities and Exchange Commission is true and correct in all material respects, and fairly presents the financial condition of the Guarantors as of the respective dates indicated therein and for the periods covered thereby, and that no material adverse change has occurred in the financial condition or prospects of the Guarantors since the date of the latest information provided therein.

         11. NOTICES.

         Whenever the Guarantors or the LGCB shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, overnight courier service, or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

                   (a) if to either Guarantor
                           (or both Guarantors):

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------


                  (b) if to the LGCB, as provided in the COC;

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder. Any such notice shall be deemed to have been received upon delivery. Any of the Guarantors or the LGCB may change its address by giving the others written notice of the new address as herein provided.

         12. SUCCESSORS AND ASSIGNS.

         This Guaranty shall inure to the benefit of the LGCB, its successors and assigns, and shall bind the successors and assigns of each Guarantor. Neither Guarantor may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the LGCB.

         13. MISCELLANEOUS PROVISIONS.

         13.1 This Guaranty shall be governed, interpreted and enforced in accordance with Louisiana law.

         Each Guarantor hereby submits to the jurisdiction of the State and the courts thereof and to the jurisdiction of the Nineteenth Judicial District Court in and for East Baton Rouge Parish (1119th JDC") for purposes of any suit, action or other proceeding arising out of or relating to this Guaranty and agrees not to assert by way of motion as a defense or otherwise that such suit, action or other proceeding is brought in an inconvenient forum or that the venue of such suit, action or other proceeding is improper or that the subject matter thereof may not be enforced in or by such court or assert that any suit or action filed in the 19th JDC may be removed to the Federal Court, and each Guarantor agrees that the 19th JDC shall have the exclusive jurisdiction for purposes of any suit, action or other proceeding brought by either of them relating to or arising out of this Guaranty.

         If at any time during the Term, either Guarantor is not a resident of the State and has not formally designated or does not continuously maintain an agent for service of process in Louisiana or has not notified LGCB of the full name and current street address in Louisiana of such agent for service of process, such Guarantor hereby designates the Secretary of State of Louisiana as its agent for service of process in any suit, action or proceeding involving the LGCB or the State or arising out of or relating to this Guaranty, and such service shall be made as provided by Louisiana law for service on an insurance company through the Secretary of State.

         13.2 This Guaranty shall constitute the entire agreement of the Guarantors with the LGCB with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the LGCB or the Guarantors unless expressed herein.

         13.3 Should any term, covenant, condition or provision of this Guaranty be determined to be illegal or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

         13.4 Time is of the essence to this Guaranty and each of its provisions.

         13.5 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

         13.6 The word "person" as used herein shall include any individual, company, firm, association, partnership, limited liability company, joint venture, corporation, trust or other legal entity of any kind whatsoever.

         13.7 No provision of this Guaranty or right granted to the LGCB hereunder can be waived in whole or in part, nor can either Guarantor be released from the Guaranty Obligation, except by an express and specific writing to that effect duly executed by an authorized officer of the LGCB. No provision of this Guaranty may be amended without the prior written consent of the Guarantors and the LGCB and the consent of any additional beneficiaries hereof, if any, shall not be required.

         13.8 The LGCB need not inquire into the power of the Guarantors or the authority of their officers, shareholders or agents acting or purporting to act on their behalf.

         13.9 The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation thereof.

         13.10 All of the representations, warranties, agreements, obligations and covenants of each Guarantor are in solido with the other Guarantor. This Guaranty shall be for the sole benefit of the State of Louisiana acting by and through the LGCB, its successors and assigns. The provisions of this Guaranty shall not inure to the benefit of any other person, including, without limitation, the Company.

         13.11 This Guaranty shall be effective upon execution.

         IN WITNESS HEREOF, the undersigned have executed this Guaranty as of the _______ day of ________________, 2_____.


                                                 GUARANTORS:


                                                 By:
                                                    ----------------------------
                                                      Duly Authorized Officer

                                                 By:
                                                    ----------------------------
                                                      Duly Authorized Officer

                                                 JCC HOLDING COMPANY


                                                 By:
                                                    ----------------------------
                                                      Duly Authorized Officer

                                                 Approved and consented to:

                                                 JAZZ CASINO COMPANY, L.L.C.

                                                 By:
                                                    ----------------------------
                                                      Duly Authorized Officer

Accepted and agreed to:

LOUISIANA GAMING CONTROL BOARD

By:
   ----------------------------

Name:
     --------------------------

Title:
      -------------------------

                                   EXHIBIT CC

                LOUISIANA RESTAURANT ASSOCIATION/CASINO OPERATOR
                           MEMORANDUM OF UNDERSTANDING

         The following represents the understandings of the Louisiana Restaurant Association (the "LRA") and the Casino Operator (the "operator"), concerning the easing of legislative food restrictions imposed upon the operator by the Gaming Act. the intent of this memorandum is to establish the parameters for certain amendments to the Gaming Act and for a written agreement to executed by the parties that will be enforceable by the Louisiana Gaming Control Board in the event the Bankruptcy Plan of Jazz Casino Company LLC is consummated by March 31, 2001 and the legislature enacts amendments to the Gaming Act for these agreements to be lawful.

I.       LIMITED BUFFET SEATING - Buffet seating shall be limited to 400 seats.

II.      LIMITED KIOSK SEATING - Kiosk seating shall be limited to 100 seats.

III. OPERATOR/MANAGER OWNED AND OPERATED RESTAURANT(1) -- The operator may directly own and operate a single restaurant that shall be limited to 150 seats.

IV. CATERING - The operator may cater within the facility, but shall maintain an option to use outside caterers with primary consideration to LRA members. For example, the operator may cater to targeted groups at events or parties within the facility.

V. LIMITATIONS ON 2ND FLOOR DEVELOPMENT - To fulfill the objectives of both parties, subject to the provisions in this Memorandum of Understanding, the operator shall limit the restaurants and other uses on the 2nd as provided below:

         a. No restaurant owned or operated by the operator/manager may be located on the 2nd floor (other than the one restaurant identified above which may be on the 1st or 2nd floor).

         b. The operator may lease space to no more than two 3rd party restaurant(s) which, when calculated together, shall contain no more than 350 seats in total.

         c. The operator may operate any business/entertainment facility on the 2nd floor provided that any food for such operation shall be purchased or catered by a 3rd party restaurateur or food preparer with purchases at fair market value.

-----------
(1) As per discussion, it is understood that this restaurant to be directly operated by operator/manager may be located on either the first or second floor of the Casino depending upon future space availability.

         d. The operator shall pay fair market value to any 3rd party food service operator within the casino facility.

         e. The operator may lease space to any other 3rd parties to operate businesses where the primary purpose of any such business is not a restaurant. To meet this requirement, no more than 35% of the gross revenue shall be derived from the sale of food.

VI.      LIMITED COMPING AND DISCOUNTING

         a. The overall rule shall be that the operator shall not comp or discount food to the general public. Comping and discounting and related advertising shall be permitted only for the following:

               i. A member of Harrah's customer reward system or a customer on Harrah's Entertainment data base.

               ii. A known "high roller" or junkets with established play at the casino or with other casinos;

               iii. A person that is not a reward customer or a known high roller but, based upon observed play at the casino, is entitled to a comp or discount (e.g. a person that wins or loses earning a discount or comp in a manner similar to (i) and (ii) above);

               iv. Targeted prospects outside a 50 mile radius of the casino or any prospect in Mississippi, whether or not such prospect resides within such 50 mile radius.

               v. A person that has suffered a service foul up or error that requires a comp or discount to rectify the error in service in a manner similar to practices within the restaurant industry; or

               vi. A vendor or other person visiting the casino for business or educational purposes.

VII. LIMITATIONS ON PROSPECTING WITH FOOD ADVERTISING -- The operator shall not prospect customers by offering discounts or comps to the general public that reside: (i) within 50 miles of the casino, and (ii) in Louisiana, through any advertising media whether newspaper, television, direct mail coupons or billboards. Prospecting to targeted customers outside the State or within the State but beyond the 50 mile radius of the casino with comps and discount offers shall be permitted, but no by means that are not disseminated to the general public such as billboards and the print media.

VIII. CONCIERGE SERVICE - The operator shall continue to provide on-site concierge services through VIP and Guest Services with primary consideration given to LRA members.

IX. PAYMENTS TO NEW ORLEANS MARKETING CORP. (to be implemented contractually and not through statute)

               o The operator shall commit to pay up to $1 million annually to the New Orleans Marketing Corp. which benefits New Orleans Restaurants and Hotels as provided below (this payment is not in addition to the commitment to the Hotel Association, but has been dedicated pursuant to the request of both groups).

                    i. $500,000 shall be payable annually beginning on April 1, 2001 (payable in monthly installments) and for each year for the remainder of the term of the Casino Contract.

                    ii. $500,000 shall be increased to $1 million annually (payable in monthly installments) beginning 3 months after beginning construction or the purchase of a hotel containing 250 or more rooms and such payment shall continue for the remainder of the term of the Casino Contract.

                                   EXHIBIT DD

                        HOTEL ASSOCIATION/CASINO OPERATOR
                           MEMORANDUM OF UNDERSTANDING

         The following represents the understandings of the Greater New Orleans Hotel-Motel Association (the "Association") and the Casino Operator (the "operator"), concerning the easing of legislative hotel restrictions imposed upon the operator by the Gaming Act. The intent of this memorandum is to establish the parameters for certain amendments to the Gaming Act and for a written agreement to executed by the parties that will be enforceable by Louisiana Gaming Control Board in the event the Bankruptcy Plan of Jazz Casino Company LLC is consummated by March 31, 2001 and the legislature enacts amendments to the Gaming Act for these agreements to be lawful.

I.       LIMITATION ON NUMBER OF ROOMS

         o The operator shall be limited to owning, constructing or leasing 450 rentable units.

         o After four years, the Association and the operator shall review the limitation on 450 rentable units based upon an objective formula to determine whether demand by casino patrons under the pricing limitations set forth in Section V below, exceeds the 450 rentable units. If so, the parties shall in good faith seek agreement on such additional rooms that may be necessary to meet such excess demand from casino patrons. If no agreement can be reached, the parties shall have any disputes submitted to non-binding mediation by a mutually agreeable mediator.

II.      SIMILARLY SITUATED LANGUAGE

         o The "similarly situated" language in the Gaming Act shall be removed.

III.     LIMITATION ON HOTEL MEETING SPACE

         o In the event the operator constructs a new hotel, the meeting space in such facility shall be limited to 15,000 square feet.

         o In the event the operator purchases a hotel facility that contains greater than 20,000 square feet of meeting space, the operator shall not use more than 20,000 square feet for meeting space.

IV.      GOVERNMENTAL IMPOSED RATE GUIDES AND RELATED ADVERTISING

          o Except for the limited exception for casino customers as set forth in Section V below, the operator shall not advertise hotel rooms to the general public at rates below market rates. As a guide for setting such rates, the operator, under the jurisdiction of the Gaming Board and pursuant to statutory provisions, shall base room rates on average seasonal rates for the preceding year of hotels in the Central Business District and French Quarter as compiled by a nationally recognized firm such as Smith Travel Research, PKF Consulting or such other company agreed to by the parties.

          o The operator shall not advertise room rates on billboards within 50 mile radius of the casino, provided this restriction shall not apply to advertising outside the State of Louisiana.

          o The operator shall not make available to the general public print adds or billboards that offer comps or discounted hotel rates.

          o The operator may otherwise prospect/advertise for new customers through other media so long as the pricing for rooms is consistent with the average seasonal rates as described above.

V.       RESTRICTED COMPING AND DISCOUNTING - Payment of Full Room Taxes

          o The general rule shall be that the operator shall not comp or discount hotel rates to general public.

          o The operator shall be permitted to comp and/or discount room rates for:

               o       A member of Harrah's customer reward system or a customer
                    on Harrah's Entertainment database;

               o       A known "high roller" or junkets with established play at
                    the casino or with other casinos;

               o       A person that is not a reward customer or a known high
                    roller but, based upon observed play at the casino, is entitled to a comp or discount;

               o       A person that has suffered a service foul up or error
                    that requires a comp or discount to rectify the error in service in a manner similar to practices within the hotel industry; or

               o       A vendor or other person visiting the casino for business
                    or educational purposes.

          o Room taxes shall be paid by the operator on all discounted and comped rooms to be paid at the prevailing tax schedules based upon average seasonal rates for the preceding year of hotels in the Central Business District and French Quarter as compiled by a nationally recognized firm such as Smith Travel, PKF Consulting or such other company agreed to by the parties.

VI.      PAYMENTS TO NEW ORLEANS MARKETING CORP.

          o The operator shall commit to pay up to $1 million annually to the New Orleans Marketing Corp. as provided below.

          o $500,000 shall by payable annually beginning on April 1, 2001 (payable in monthly installments) and for each year for the remainder of the term of the Casino Contract.

          o $500,000 shall be increased to $1 million annually (payable in monthly installments) beginning 3 months after beginning construction or the purchase of a hotel containing 250 or more rooms and such payment shall continue for the remainder of the term of the Casino Contract.